     As filed with the Securities and Exchange Commission on June 4, 1998

                                                      Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ------------------

                                TUBOSCOPE INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                    76-0252850
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)

                               2835 Holmes Road
                             Houston, Texas 77051
                                (713) 799-5100
                  (Address, including zip code, and telephone
                 number, including area code, of registrant's
                         principal executive offices)

                               ------------------

             TUBOSCOPE INC. EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

                              (Full title of Plan)

                               ------------------

         JAMES F. MARONEY, III, ESQ.                       Copy to:
Vice President, Secretary and General Counsel      REGINA M. SCHLATTER, ESQ.
                Tuboscope Inc.                         Latham & Watkins
               2835 Holmes Road                650 Town Center Drive, Suite 2000
             Houston, Texas 77051                 Costa Mesa, California 92626
                (713) 799-5100                          (714) 540-1235

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                       Proposed
                                        Proposed       Maximum
Title of Each Class     Amount          Maximum        Aggregate     Amount of
 of Securities to        to be       Offering Price    Offering     Registration
  be Registered       Registered      Per Share (1)    Price (1)        Fee
--------------------------------------------------------------------------------
Common Stock,       400,000 shares     $21.28125      $8,512,500      $2,512
$0.01 par value
--------------------------------------------------------------------------------


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Calculated pursuant to Rule 457(h) and based on the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on June 2, 1998, pursuant to rule 457(c).

===============================================================================

                                     PART I

     The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

Item 3.  Incorporation of Documents by Reference

     The purpose of this Registration Statement on Form S-8 is to register 400,000 additional shares of Common Stock, par value $.01 per share, of Tuboscope Inc., f/k/a Tuboscope Vetco International Corporation, a Delaware corporation (the "Company"), issuable pursuant to the Company's Employee Qualified Stock Purchase Plan, as amended (the "Plan"). The Plan, which originally authorized the issuance of 100,000 shares of the Common Stock, has been amended to increase the number of shares of Common Stock authorized for issuance to 500,000. Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8, Registration Number 33-54337, filed with the Securities and Exchange Commission on June 28, 1994, are herein incorporated by reference.

     The Company's Registration Statement on Form S-4 (No. 333-51115) filed with the Commission is incorporated herein as of its date by this reference.

Item 5.  Interests of Named Experts and Counsel

     The consolidated financial statements of Tuboscope Inc. appearing in the Registration Statement (Form S-4 No. 333-51115) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financials to be included in subsequently filed documents will be, incorporated herein on reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 8.  Exhibits

     See Index to Exhibits on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 3rd day of June 1998.

                                  Tuboscope Inc., a Delaware corporation

                                  By:    /s/  James F. Maroney, III
                                    -------------------------------------------
                                              James F. Maroney, III
                                  Vice President, Secretary and General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints James F. Maroney, III as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                 Date
---------                     -----                                 ----

/s/ L.E. Simmons              Chairman of the Board                 June 3, 1998
---------------------------
L.E. Simmons


/s/ John F. Lauletta          President, Chief Executive Officer    June 3, 1998
---------------------------   and Director (Principal Executive
John F. Lauletta              Officer)


/s/ Joseph C. Winkler         Executive Vice President, Chief       June 3, 1998
---------------------------   Financial Officer and Treasurer
Joseph C. Winkler             (Principal Finance and Accounting
                              Officer)


/s/ Jerome R. Baier           Director                              June 3, 1998
---------------------------
Jerome R. Baier


/s/ Eric L. Mattson           Director                              June 3, 1998
---------------------------
Eric L. Mattson


/s/ Jeffrey A. Smisek         Director                              June 3, 1998
---------------------------
Jeffery A. Smisek


/s/ Douglas E. Swanson        Director                              June 3, 1998
---------------------------
Douglas E. Swanson

                               INDEX TO EXHIBITS



EXHIBIT                                                                                            PAGE
-------                                                                                            ----
  4.1    Amended and Restated Bylaws.                                                            (Note 2)
  4.2    Restated Certificate of Incorporation, dated March 12, 1990.                            (Note 7)
  4.3    Certificate of Amendment to Restated Certificate of Incorporation dated May 12, 1992.   (Note 8)
  4.4    Certificate of Amendment to Restated Certificate of Incorporation dated May 10, 1994.   (Note 10)
  4.5    Certificate of Amendment to Restated Certificate of Incorporation dated April 24,       (Note 17)
         1996.
  4.6    Certificate of Amendment to Restated Certificate of Incorporation dated June 3, 1997.   (Note 18)
  4.7    Registration Rights Agreement dated May 13, 1988 among the Company, Brentwood           (Note 1)
         Associates, Hub Associates IV, L.P., and the investors listed therein.
  4.8    Purchase Agreement dated as of October 1, 1991 between the Company and Baker Hughes     (Note 3)
         Incorporated regarding certain registration rights.
  4.9    Exchange Agreement, dated as of January 3, 1996, among the Company and Baker Hughes     (Note 11)
         Incorporated.
  4.10   Registration Rights Agreement dated April 24, 1996 among the Company, SCF III, L.P.,    (Note 15)
         D.O.S. Partners L.P., Panmell (Holdings), Ltd. and Zink Industries Limited.
  4.11   Registration Rights Agreement dated March 7, 1997 among the Company and certain         (Note 16)
         stockholders of Fiber Glass Systems, Inc.
  4.12   Warrant for the Purchase of Shares of Common Stock Expiring December 31, 2000           (Note 15)
         between the Company and SCF III, L.P. regarding 2,533,000 shares, dated January 3,
         1996.
  4.13   Warrant for the Purchase of Shares of Common Stock expiring December 31, 2000           (Note 11)
         between the Company and Baker Hughes Incorporated regarding 1,250,000 share, dated
         January 3, 1996.
  4.14   Indenture, dated as of February 25, 1998, between the Company, the Guarantors named     (Note 19)
         therein and The Bank of New York Trust Company of Florida as trustee, relating to
         $100,000,000 aggregate principal amount of 7 1/2% Senior Notes due 2008; Specimen
         Certificate of 7 1/2% Senior Notes due 2008 (the "Private Notes"); and Specimen
         Certificate at 7 1/2% Senior Notes due 2008 (the "Exchange Notes").
  4.15   Registration Rights Agreement, dated as of February 25, 1998, between the Company,      (Note 19)
         Credit Suisse First Boston Corporation, ABN AMRO Incorporated, Chase Securities and
         Salomon Brothers Inc.
  5.1    Opinion of Latham & Watkins                                                                 6
 23.1    Consent of Latham & Watkins (included in Exhibit 5.1)                                       -
 23.2    Consent of Ernst & Young LLP                                                                7
 24.1    Powers of Attorney (included on signature page to this Registration Statement).             -

______________
Note 1 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-31102).
Note 2 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-33248).
Note 3 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-43525).

Note 7 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

Note 8 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

Note 10 Incorporated by reference to the Company's Proxy Statement for the 1994 Annual Meeting of Stockholders.

Note 11 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Note 15 Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 1996.

Note 16 Incorporated by reference to the Company's Current Report on Form 8-K filed on March 19, 1997, as amended by Amendment No. 1 filed on May 7, 1997.

Note 17 Incorporated by reference to Appendix E in the Company's Registration Statement on Form S-4 (No. 333-01869).

Note 18 Incorporated by reference to the Company's Proxy Statement for the 1997 Annual Meeting of Stockholders.

Note 19 Incorporated by reference to the Company's Registration Statement on Form S-4 (No. 333-51115).